UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

ASGN Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
26745 Malibu Hills Road
Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (818) 878-7900
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASGN	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
On June 3, 2019, ASGN Incorporated (the “Company”) entered into an Employment Agreement with Theodore S. Hanson, its Chief Executive Officer, which is effective as of May 1, 2019 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Hanson will receive an annual base salary of $850,000, and he will be eligible to receive a target annual bonus equal to 100 percent of his base salary, with a maximum annual bonus opportunity of an additional 100 percent of his base salary. Mr. Hanson will retain the current perquisites that he has of a $500 per month auto allowance, and he is eligible to receive reimbursement annually for $2,500 of tax preparation and financial planning services and $1,500 for a physical examination.
In addition to entering into the Employment Agreement, the Company will award Mr. Hanson a restricted stock unit (“RSU”) grant on June 3, 2019, having a value of $500,000, with the same performance targets and the same terms and conditions as his annual RSU grant made on January 2, 2019, with the exception that the vesting of the grant will occur in equal thirds on the first, second and third anniversary of the grant date subject to attainment of performance targets established by the Compensation Committee for 2019, 2020 and 2021, and subject to continued service to the Company. If the performance goal for any year is not attained in full, any portion of the grant which was not earned will roll forward for one year to become part of the following year performance-target grant.
In conjunction with approval of the Employment Agreement, the Company further approved the Company’s Amended and Restated Change in Control Severance Plan (“CIC Severance Plan”). The plan was amended to add the acceleration of unvested equity for designated employees upon an involuntary termination of their employment by the Company within 18 months after a change in control (as such term is defined in the agreement) of the Company. The eligible participants include Mr. Hanson and the Company’s other named executive officers except for Edward L. Pierce, the Company’s Chief Financial Officer, who has his own change in control agreement with the Company.
The foregoing descriptions of the Employment Agreement and CIC Severance Plan are qualified in their entirety by reference to the Employment Agreement and CIC Severance Plan which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.
Item 8.01 Other Events.
On June 3, 2019, the Company announced that the Company’s Board of Directors authorized a new $250 million share repurchase program on May 31, 2019. The repurchase authorization is effective immediately, and will continue for two years. The information in this report, including Exhibit 99.1, attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1    Press Release of ASGN Incorporated dated June 3, 2019

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASGN Incorporated

Date: June 3, 2019	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
SVP, Chief Legal Officer and Secretary